UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 30, 2015

TWIN CITIES POWER HOLDINGS, LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-179460	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Termination of a Material Definitive Agreement.

On April 16, 2013, Twin Cities Power Holdings, LLC (“TCPH”) provided a guaranty to PJM Settlement, Inc. (“PJM Settlement”), on behalf of itself and as agent for PJM Interconnection, LLC (“PJM”), whereby TCPH guaranteed all amounts owed by Summit Energy, LLC (a wholly owned subsidiary of TCPH) to PJM Settlement (the “Summit Guaranty”). Also, on April 16, 2013, TCPH provided a guaranty to PJM Settlement, on behalf of itself and as agent for PJM, whereby TCPH guaranteed all amounts owed by Twin Cities Power, LLC (a wholly owned subsidiary of TCPH) to PJM Settlement (the “TCP Guaranty”). TCPH was required to enter into the Summit Guaranty and TCP Guaranty (collectively, the “Guaranties”) as a condition precedent to TCPH’s participation in the wholesale electricity market managed by PJM.

On April 13, 2015, TCPH sent written notice to PJM Settlement of the termination of the Guaranties, effective April 30, 2015. TCPH posted a total of $700,000 with PJM Settlement in order to meet the capitalization requirement of PJM Settlement, which allowed TCPH to terminate the Guaranties and be released from all of its obligations and duties under the Guaranties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2015	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer